CONSENT OF BRS INC.

We consent to the inclusion in the Current Report on Form 8-K of Energy Fuels Inc. (the “Company”) dated September 14, 2016 (the “Current Report”) being filed with the United States Securities and Exchange Commission (the “SEC”) of technical disclosure regarding the Alta Mesa ISR Project (the “Technical Information”) and of references to my name with respect to the Technical Information and the technical report entitled “Alta Mesa Uranium Project, Alta Mesa and Mesteña Grande Mineral Resources and Exploration Target, Technical Report National Instrument 43-101” dated July 19, 2016.

We also consent to the filing of this consent under cover of Form 8-K with the SEC and of the incorporation by reference of this consent and the Technical Information into the Company’s Registration Statement on Form S-3 (No. 333-210782), as amended, filed with the SEC.

BRS INC.

/s/ Douglas L. Beahm
Name Douglas L. Beahm
Title: President

Date: September 14, 2016